Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 16, 2026, in the Registration Statement (Form S-1) and related Prospectus of Applied Aerospace & Defense, Inc. dated May 26, 2026.

/s/ Ernst & Young LLP

Philadelphia, PA

May 26, 2026